                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement"), is made as of July 24, 2002, by and between Insignia Douglas Elliman, LLC, a Delaware limited liability company with an address at 575 Madison Avenue, New York, New York 10022 (the "Company"), and GEOFFREY P. WHARTON, an individual with an address at 46 Old Roaring Brook Road, Mount Kisco, New York 10549 ("Employee").

                                   BACKGROUND

     The Company desires to assure itself of the services of Employee for the period provided in this Agreement, and Employee is willing to serve in the employ of the Company for such period upon the terms and conditions provided in this Agreement.

                             STATEMENT OF AGREEMENT

     In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.  EMPLOYMENT.

     (a) The Company hereby agrees to employ Employee, and Employee hereby accepts such employment, in each case upon the terms and conditions set forth herein, for a three (3) year period commencing as of September 3, 2002 (the "Commencement Date"), and ending on the day prior to the third anniversary of the Commencement Date (the "Expiration Date"), subject to earlier termination as set forth herein (such period, as it may be so terminated, being referred to herein as the "Employment Period"). In the event the Company does not notify Employee, on or before 30 days prior to the Expiration Date, that the Employment Period shall terminate on the Expiration Date, then subsequent to the Expiration Date, Employee's employment will continue on an "at will" basis, as defined below, and will be subject to the terms of this Agreement, except to the extent said terms are inconsistent with the Employee's "at will" status, in which case said inconsistent terms of this Agreement will not apply. The "Expiration Date" shall, in the event of said "at will" employment, be extended to, and be deemed to be, the date on which said "at will" employment is terminated. For purposes of this agreement, "at will" employment means that either the Company or the Employee may terminate the employment relationship at any time, with or without cause, and with or without notice.

     (b) Notwithstanding the foregoing, this Agreement shall not become effective unless Employee fully complies with the following provisions:

         (i) Employee shall resign from his current employment as soon as possible following execution of this Agreement, and in no event later than three
(3) days following execution of this Agreement. The date of such resignation shall hereinafter be referred to as the "Resignation Date". Said resignation shall be made public by Employee. In no event shall this Agreement become effective while Employee is employed by his current employer.

         (ii) During the ten (10) day period immediately following the Resignation Date,

Employee shall be permitted to accept employment with any entity which is not a direct competitor of the Company, its parent companies or affiliates; and, in the event Employee accepts such permitted alternate employment, this Agreement shall become void and neither Employee nor the Company shall have any obligations to one another hereunder, except for Employee's duty to maintain the confidentiality of any Confidential Information (as defined below).

         (iii) If Employee has not, during the ten (10) day period immediately following the Resignation Date, provided the Chief Executive Officer of Insignia Financial Group, Inc. ("IFG") with notice that Employee has accepted alternate employment pursuant to (ii), above, then on the eleventh (11th) day following the Resignation Date, this Agreement shall automatically become fully effective and binding on the parties hereto. Notwithstanding any other provision of this Agreement, such notice shall be deemed to have been given on the date it is actually received by the Chief Executive Officer of IFG.

         (iv) If this Agreement becomes fully effective and binding pursuant to
(iii), above, then, beginning on the eleventh (11th) day following the Resignation Date and continuing to the Commencement Date, Employee shall devote no less than twenty (20) hours per week towards transitioning into the position of Chief Executive Officer of the Company and shall be compensated during that period at a rate equal to fifty percent (50%) of the Base Salary (as defined below). Notwithstanding the foregoing, in the event Employee, in good faith, determines that during the foregoing period his obligations to wind-up existing matters for his current employer prevent him from devoting at least twenty hours per week to the foregoing transition, then the Company and Employee will adjust the foregoing twenty hour commitment so as to reasonably accommodate such obligations. Any such adjustment to Employee's hour commitment will be accompanied by a commensurate adjustment to Employee's salary during the subject period.

         (v) No announcement of Employee's employment with the Company shall be made by or on behalf of Employee, and the Company shall make any and all such announcements.

     SECTION 2.  DUTIES AND SERVICES.

         (a) OFFICES. During the Employment Period, Employee shall serve as the Chief Executive Officer of the Company. In the performance of his duties hereunder, Employee shall report to and shall be responsible to the Chief Executive Officer of IFG or his designee (the "Supervisory Officer"). Employee shall participate in weekly Executive Management Committee meetings and monthly Operations Review Meetings of IFG. Employee agrees to his employment as described in this Section 2, and agrees to devote substantially all of his working time and efforts to the performance of his duties hereunder. Employee shall be available to travel as the needs of the business of the Company reasonably require. Notwithstanding the foregoing, nothing in this Section 2(a) shall prevent the Employee from (i) managing the Employee's own personal and family investments and affairs, (ii) performing services for any charitable, religious or community organizations or (iii) cooperating with Employee's former employer in connection with litigation arising from or relating to the World Trade Center tragedy, including providing testimony at deposition, trial or other judicial or arbitral forums, provided that such activities do not materially interfere with the Employee's performance of his duties hereunder.

         (b) LOCATION OF OFFICE. During the Employment Period, Employee's office shall be located at the Company's office in New York, New York or at such other location as the Company and Employee shall mutually agree.

         (c) PRIMARY RESPONSIBILITIES. During the Employment Period, Employee shall have such responsibilities as are assigned to him by the Supervisory Officer and as are customarily attendant to his position. Employee shall comply with all written policies and procedures of the Company which have been made generally available to Employee.

     SECTION 3. COMPENSATION AND RELATED MATTERS. As full compensation for his services hereunder, the Company shall pay, grant, issue or give, as the case may be, to Employee the compensation and benefits specified on Exhibit A attached hereto and made a part hereof.

     SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF EMPLOYEE. Employee represents and warrants to the Company as follows:

         (a) He is under no contractual, legal or other restriction or obligation which is inconsistent with his entry into, or participation in, negotiations with the Company regarding this Agreement; the execution of this Agreement; the performance of his duties hereunder; or the other rights of the Company hereunder;

         (b) He is under no physical or mental disability that would hinder his performance of duties under this Agreement;

         (c) He was duly licensed as a real estate broker/sales person and shall take all actions necessary to renew said license promptly; he shall at all times maintain such license(s) as required by law; and he shall comply with all requirements of applicable brokerage license laws. If Employee is not duly licensed as a real estate salesperson/broker at any time during the term of this Agreement, or if that license(s) is suspended or revoked, or such suspension/revocation proceedings are commenced, Employee will immediately notify the Supervisory Officer of that fact, in writing; during such period Employee will not engage in any activities in violation of applicable law; and Employee will diligently take all actions necessary to obtain such license(s) promptly.

     SECTION 5.  NON-SOLICITATION; CONFIDENTIALITY.

         (a)  NON-SOLICITATION.

              (1) In recognition of the close personal contact Employee has or will have with the Company's, its parents' and its affiliates' trade secrets, confidential information, records and business relationships, and the position of trust in which the Company holds Employee, Employee further covenants and agrees that while Employee is employed by the Company and for a period lasting for two (2) years following the date on which Employee's employment with the Company ceases for any reason, Employee will not, either for himself or an officer, director, employee, agent, representative, independent contractor or in any relationship to any person, partnership, corporation, or other entity (except the Company or its parents or affiliates), solicit, directly or by assisting others, business from any of the customers or clients of the Company, its parents or its affiliates with which customers or clients Employee has had material contact (as defined below) during the twelve (12) month period preceding the date of cessation of Employee's employment with the Company, for the purpose of providing goods or services to said customers and clients otherwise provided by the Company, its parents or its affiliates. For purposes of this Agreement, "material contact" exists between Employee and any customers or clients (i) with whom Employee actually dealt; or (ii) whose dealings were handled, coordinated or supervised by Employee; or (iii) about whom Employee obtained confidential information in the ordinary course of business through Employee's association with the Company.

             (2) Employee covenants and agrees that, for a period ending two (2) years after the date on which Employee's employment with the Company ceases, Employee will not solicit, employ, engage or in any manner encourage any current or former employee, broker or sales person of the Company, or any of its respective parents or affiliates to leave their employ for the employ of a person or entity which directly or indirectly competes with the Company, or any of its respective parents or affiliates. This restriction shall not preclude Employee from soliciting any individual who has not been employed by the Company, or any of its respective affiliates or parents, during the one (1) year period immediately prior to said solicitation.

         Employee acknowledges that the foregoing provisions are intended to protect the Company's and its parents' and affiliates' business and customer contacts, not to prevent Employee from pursuing a livelihood in the general area of his previous training, and they should be interpreted accordingly.

         (b) CONFIDENTIALITY. All "Confidential Information" (as defined below) which Employee may now possess, may obtain during or after his employment with Company, or may create prior to the end of his employment with the Company or otherwise, relating to the business of the Company or any of its parents or affiliates or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person, either during or after the cessation of his employment, or used by him except during his employment with the Company in the business and for the benefit of the Company and its parents and affiliates. In the event that Employee becomes legally compelled to disclose any of the Confidential Information, Employee will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive in writing compliance with the provisions of this Section 5(b) and in the event that such protective order or other remedy is not obtained, or should the Company waive in writing compliance with the provisions of this Section 5(b), Employee will furnish only that portion of the Confidential Information which is so legally required. Employee shall return all tangible evidence of such Confidential Information to the Company prior to or at the cessation of his employment. For purposes of this Agreement "Confidential Information" means information relating to the Company's business or operations, its plans, strategies, prospects or objectives, its products, technology, intellectual property, financial condition and results of operations, and its personnel and compensation policies and procedures, any information provided to the Company by third parties (including, but not limited to, customers of the Company) on a confidential basis, and the terms of the Agreement.

         (c)  INTERPRETATION.  Since a breach of the provisions of this
Section 5 may not adequately be compensated by money damages, the Company, notwithstanding the provisions of Section 18, shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach and the Company shall not be required to post a bond in any proceeding brought for such purpose. Employee agrees that the provisions of this Section 5 are necessary and reasonable to protect the Company in the conduct of its businesses. If any restriction contained in this Section 5 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the arbitrator(s) or court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby. Nothing herein shall be construed as prohibiting the Company, subject to the provisions of Section 18, from pursuing any other remedies, at law or in equity, for such breach or threatened breach.

     SECTION 6.  TERMINATION.

         (a)  DEFINITIONS.

             (i) DEATH TERMINATION EVENT. As used herein, "Death Termination Event" shall mean the death of the Employee.

             (ii) DISABILITY TERMINATION EVENT. As used herein, "Disability Termination Event" shall mean a circumstance where Employee is physically or mentally incapacitated or disabled such that Employee is unable perform the essential functions of his position, with or without reasonable accommodation, for a period of 185 consecutive days.

             (iii) TERMINATION FOR CAUSE. As used herein, the term "Termination For Cause" shall mean the termination by the Company of Employee's employment hereunder upon a good faith determination by the Supervisory Officer that termination of this Agreement is necessary by reason of (A) the conviction of Employee of a felony under state or federal law, or the commission by Employee an act of employment discrimination or sexual harassment under state or federal law as determined by a court of law, or the failure by Employee to comply with any material policy of the Company set forth in a written policy manual or handbook, as amended from time to time, (B) the continued breach by Employee of any of the provisions of this Agreement for a period of thirty (30) days after written notice of such breach is given to Employee by the Company, (C) the failure by Employee to comply with any lawful directive of the Supervisory Officer which shall continue for ten (10) days after written notice thereof is given to the Employee, (D) a violation of the provisions of Section 5 of this Agreement by the Employee, (E) the taking by Employee of any action on behalf of the Company or any of its affiliates or parents without the possession by Employee of the appropriate authority to take such action,
     (F) the taking by Employee of actions in conflict of interest with the Company or any of its parents or affiliates given Employee's position with the Company and its parents and affiliates, after failing to cure such conflict of interest upon five (5) days notice thereof (provided, however, that such cure period shall not apply if said conflicting action is not curable), (G) the usurpation by Employee of a corporate opportunity of the Company or any of its parents or affiliates, (H) the failure by Employee to perform any of Employee's material duties or responsibilities hereunder, which failure continues for a period of thirty
     (30) days after written notice of such failure is given to Employee, except in the event of a failure to perform any material responsibility or duty which cannot be cured, said thirty (30) day notice and continuation period shall not be required, (I) the voluntary cessation of employment by Employee prior to the Expiration Date, or (J) any other act, omission, event or condition constituting cause for the discharge of an employee under applicable law.

             (iv) IDE INCOME TERMINATION. As used herein, an "IDE Income Termination" shall mean the termination by the Company of Employee's employment hereunder if IDE Income (as defined in Exhibit A) is (A) less than $6,960,000; or (B) is less than IDE Income for the preceding year by an amount which is greater than twenty percent (20%) of IDE Income for the preceding year. The foregoing $6,960,000 threshold shall apply to 2003 IDE Income, and for each year of the Employment Period thereafter that threshold shall be reviewed and may be modified (or remain unchanged) as determined on an annual basis by the Compensation Committee of the Board of Directors of IFG. In the event of a force majeure which materially and negatively impacts the business of the Company (such a force majeure hereinafter referred to as a "Force Majeure"), the Company shall not be entitled to effect an IDE Income Termination (x) in the calendar year during which the Force Majeure occurred or (y) in the event the Force Majeure occurs in the last quarter of a calendar year, in the calendar year during which the Force Majeure occurred or during the immediately following calendar year.

             (v) TERMINATION WITHOUT CAUSE. As used herein, "Termination Without Cause" shall mean any termination of Employee's employment by the Company hereunder that is not a Termination For Cause, a Death Termination Event, a Disability Termination Event or an IDE Income Termination.

         (b) DEATH TERMINATION EVENT. Upon the occurrence of a Death Termination Event, this Agreement shall terminate automatically upon the date that such Death Termination Event occurred (subject to the provisions of Section
8), whereupon Employee shall not be entitled to receive any payments hereunder other than a pro-rata bonus for the year in which the termination occurs, reimbursement for outstanding expenses and the lesser of (i) Base Salary, as then in effect, to and including the end of the fiscal year in which the termination occurs and (ii) Base Salary, as then in effect, for the remainder of the Employment Period.

         (c) DISABILITY TERMINATION EVENT. Upon the occurrence of a Disability Termination Event, this Agreement shall terminate automatically upon the date that such Disability Termination Event occurred (subject to the provisions of Section 8), whereupon Employee shall not be entitled to receive any payments hereunder other than a pro-rata bonus for the year in which the termination occurs, reimbursement for outstanding expenses and the lesser of (i) Base Salary, as then in effect, to and including the end of the fiscal year in which the termination occurs Employment Period and (ii) Base Salary, as then in effect, for the remainder of the Employment Period. Nothing herein shall alter Employee's rights under applicable short term and long term disability insurance coverage.

         (d) TERMINATION FOR CAUSE. Employee and the Company agree that the Company shall have the right to effectuate a Termination For Cause in accordance with the terms of this Agreement at any time. Upon the occurrence of a Termination For Cause, this Agreement shall terminate upon the date that such Termination For Cause occurs (subject to the provisions of Section 8), whereupon
(i) Employee shall not be entitled to receive any additional payments hereunder other than the Base Salary, as then in effect, to and including the date that such Termination For Cause occurs and reimbursement for outstanding expenses and
(ii) the Company shall be entitled to any and all remedies and damages available to it.

         (e) IDE INCOME TERMINATION. Employee and the Company agree that the Company shall have the right to effectuate an IDE Income Termination in accordance with the terms of this Agreement at any time. Upon the occurrence of an IDE Income Termination, this Agreement shall terminate upon the date that such IDE Income Termination occurs (subject to the provisions of Section 8), whereupon Employee shall not be entitled to receive any additional payments hereunder other than the Base Salary, as then in effect, to and including the date that such Termination For Cause occurs and reimbursement for outstanding expenses.

         (f) TERMINATION WITHOUT CAUSE. Upon the occurrence of a Termination Without Cause, this Agreement shall terminate upon the date that such Termination Without Cause occurs (subject to the provisions of Section 8), whereupon the Company shall, within ten (10) days of such termination pay to Employee the greater of (i) $400,000 or (ii) the amount of Base Salary to which Employee would be entitled if he had remained employed through to the end of the Employment Period. Employee shall not be entitled to receive any additional payments hereunder other than reimbursement for outstanding expenses.

     SECTION 7. WITHHOLDING. The Company shall be entitled to withhold from amounts payable to Employee hereunder such amounts as may be required by applicable law to be so withheld.

     SECTION 8. INDEMNIFICATION. The Company agrees to indemnify the Employee (and his successors, legatees, estate, administrators, executors, and legal representatives) to the fullest extent permitted by applicable law against all costs, charges, and expenses whatsoever, including but not limited to reasonable attorney fees, incurred or sustained by him or his successors, legatees, estate, administrators, executors, and legal representatives in connection with any action, suit, or proceeding to which any of such persons may be a party by reason of the Employee being or having been a director or officer of the Company. Employee shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers. Employee agrees to indemnify the Company to the fullest extent permitted by applicable law against all costs, charges, and expenses whatsoever, including but not limited to reasonable attorney fees, incurred or sustained by the Company in connection with any breach by Employee of any representation made by Employee in this Agreement.

     SECTION 9. SURVIVAL. Notwithstanding anything in this Agreement to the contrary, Sections 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17 and 18 of
this Agreement shall survive any termination of this Agreement or cessation of Employee's employment hereunder for the periods stated therein.

     SECTION 10. MODIFICATION. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

     SECTION 11. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given personally or by recognized overnight courier at the address of the Company, attention: General Counsel, or Employee's place of employment, as applicable. Notice to the Estate shall be sufficient if addressed to Employee's personal representative after qualification.

     SECTION 12. WAIVER. Any waiver by either party of a breach of any provision of this Agreement shall not operate as a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     SECTION 13. BINDING EFFECT. Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors.

     SECTION 14. HEADINGS. The headings in this Agreement are solely for convenience of reference, and shall be given no effect in the construction or interpretation of this Agreement.

     SECTION 15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of law provisions thereof.

     SECTION 17. CONSTRUCTION AND INTERPRETATION. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself, or through its agent, prepared the same, and it is expressly agreed and acknowledged that Employee, the Company and their respective attorneys and representatives have participated in the preparation hereof.

     SECTION 18. DISPUTE RESOLUTION. All disputes arising out of or relating to this Agreement, the employment of Employee by the Company or the termination of such employment shall be resolved in accordance with the procedures specified in this
Section 18, which shall be the sole and exclusive procedures for the resolution of any such disputes.

         (a) Direct Negotiation. The parties shall attempt in good faith to resolve all disputes arising out of or relating to this Agreement, the employment of Employee by the Company or the termination of such employment promptly by negotiation between Employee and an executive of IFG, such as the President or General Counsel, who has authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice (the "Notice"), the receiving party shall submit to the other a written response. The Notice and the response shall include a statement of each party's position and a summary of arguments supporting that position. Within 30 days after delivery of the disputing party's Notice, Employee and an executive of IFG shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored.

         All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

         (b) Mediation. If the dispute has not been resolved by negotiation within 45 days of the disputing party's Notice, or if the parties failed to meet within 30 days of said Notice, the parties shall endeavor to settle the dispute by mediation under the auspices of J-A-M-S/Endispute in New York, New York (or such other location as may be mutually agreed upon).

         (c) Arbitration Clause. Any dispute arising out of or relating to this Agreement, the employment of Employee by the Company, or the termination of such employment which has not been resolved by a non-binding procedure as provided herein within 90 days of the Notice shall be resolved by binding arbitration in New York, New York (or such other location as may be mutually agreed upon) in accordance with the arbitration rules of J-A-M-S/Endispute applicable to employment arbitration (the "Rules") as then in effect. Other than with respect to equitable relief, neither party shall be entitled to commence or maintain any action in a court of law with respect to any matter in dispute or relief required until such matter or request for relief shall have been submitted to and decided by the chosen arbitrator and then only for the enforcement of the award of such arbitrator. The decision of the arbitrator shall be final and binding upon the parties and all persons claiming under and through them. All fees and expenses of the arbitrator shall be borne by the Company and/or Employee, as determined pursuant to the Rules.

         The applicable statute of limitations shall be tolled for a period of 120 days following the provision of the Notice of dispute pursuant to section
(a) of this Section. Such 120 day period may be extended only by written agreement of the parties.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.



                                      INSIGNIA DOUGLAS ELLIMAN, LLC


                                      By: /s/ Adam B. Gilbert
                                         ---------------------------------------
                                         Name: Adam B. Gilbert
                                              ----------------------------------
                                         Title: Senior Vice President,
                                                Insignia Residential Group, Inc.
                                                Managing Member

                                          /s/ Geoffrey P. Wharton
                                      -----------------------------------------
                                                GEOFFREY P. WHARTON

     As to the Stock Option provision on Exhibit A to this Agreement, only:



                                           INSIGNIA FINANCIAL GROUP, INC.


                                      By: /s/ Adam B. Gilbert
                                         --------------------------------------
                                         Name: Adam B. Gilbert
                                              ---------------------------------
                                         Title: EVP
                                               --------------------------------


THIS AGREEMENT SHALL BECOME EFFECTIVE ONLY UPON APPROVAL OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF INSIGNIA FINANCIAL GROUP, INC.

                                    EXHIBIT A

BASE SALARY: $800,000 per annum, which Base Salary shall be paid to Employee in accordance with the customary payroll policy of the Company as in effect from time to time.

ANNUAL BONUS FOR 2002: A wholly discretionary amount, if any, determined by the Compensation Committee of the Board of Directors of IFG, in its sole and absolute discretion.

ANNUAL BONUS FOR 2003 AND THEREAFTER: Employee shall receive an annual bonus which is comprised of three (3) parts, as follows, and which shall be paid to Employee before the expiration of ninety (90) days after the end of the fiscal year to which the bonus relates (the bonus year shall be the same as the Company's fiscal year):

     (a) Threshold Bonus. Subject to sub-section (c), below, an amount equal to $200,000 multiplied by a fraction, the numerator of which is the Company's Income Before Income Taxes, as reported in IFG's annual financial reports to shareholders ("IDE Income") and the denominator of which is the Base Amount (as defined below), provided that, in no event may the bonus amount due pursuant to this sub-section exceed $200,000. The "Base Amount" shall be $8,160,000 for 2003 and for each year thereafter shall be determined on an annual basis by the Compensation Committee of the Board of Directors of IFG after considering a budget supplied by the Company.

     (b) Excess Bonus. Subject to sub-section (c), below, an amount equal to ten percent (10%) of IDE Income in excess of the Base Amount up to IDE Income equal to the Threshold Amount (as defined below) and fifteen percent (15%) of IDE Income in excess of the Threshold Amount. The "Threshold Amount" shall be $9,460,000 for 2003 and for each year thereafter shall be determined on an annual basis by the Compensation Committee of the Board of Directors of IFG after considering a budget supplied by the Company.

     (c) Notwithstanding the foregoing, (i) in the event IDE Income does not equal or exceed seventy-five (75%) percent of budgeted IDE Income for the bonus year, except in the event of a Force Majeure, Employee shall not be entitled to receive any bonus pursuant sub-sections (a) or (b), above (in the event of a Force Majeure, the Compensation Committee of the Board of Directors of IFG, in its discretion, shall determine an appropriate threshold to replace said seventy-five percent threshold); and (ii) in no event shall Employee receive an aggregate annual bonus pursuant to sub-sections (a) and (b), above, which exceeds $700,000 for any bonus year.

     (d) Discretionary Bonus. A wholly discretionary amount, if any, determined by the Compensation Committee of the Board of Directors of IFG, in its sole and absolute discretion.

STOCK OPTION. A non-qualified option to purchase 150,000 shares of the Class A Common Stock of IFG (the "Option"), which shall vest at the rate of twenty percent (20%) per year at the end of each of the first five years of employment. The strike price shall be the greater of (a) ten dollars ($10.00) and (b) fair market value per share on the date of issuance. Notwithstanding the foregoing, in the event of a Change in Control Event (as defined below) during the initial three (3) year term of this Agreement, if (x) Employee thereafter remains an employee of the Company pursuant to this Agreement through the end of said three year term or (y) Employee's employment is thereafter (during said three year term) terminated as a result of a Termination

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Without Cause, then as of either the last day of said three year term or the effective date of the Termination Without Cause, as the case may be, all then unvested portions of the Option shall become fully vested and exercisable. A "Change in Control Event" shall occur if, at any time during the initial three year term of this Agreement, Andrew L. Farkas ceases to be the Chairman and/or Chief Executive Officer of the direct or indirect parent company of the Company or of the Company itself. Notwithstanding any other provision of this Agreement, in the event of a Death or Disability Termination Event or a Termination Without Cause, the Option shall continue to vest as though Employee was still employed by the Company through the end of the Employment Period.

Employee agrees and acknowledges that the grant of the Option pursuant to this provision is subject to Employee's agreement to, and execution of, that certain separate option agreement governing such grant. Such option agreement shall accurately reflect, and be consistent with, the terms set forth above. Employee acknowledges and agrees that, as between this Agreement and such option agreement, the terms of such option agreement shall be controlling with regard to the foregoing option grant.

PROMOTE INTERESTS: Employee shall be eligible to receive promote interests associated with development investments of the IFG co-investment/development program as determined in the sole discretion of the Compensation Committee of the Board of Directors of IFG. Notwithstanding any other provision of this Agreement, in the event of a Death or Disability Termination Event or a Termination Without Cause, all such promote interests received by Employee as of such termination shall continue to vest as though Employee was still employed by the Company through the end of the Employment Period, unless otherwise mandated by the Compensation Committee of the Board of Directors of IFG.

FRINGE BENEFITS: During the Employment Period, Employee shall be eligible to participate in all then-operative employee benefit plans of the Company or its affiliates which are applicable generally to the Company's or the parent company's most senior executives ("Employee Benefit Plans"), subject to the respective terms and conditions of such Employee Benefit Plans. Nothing contained in this Agreement shall obligate the Company to adopt or implement any Employee Benefit Plan, or prevent or limit the Company from making any blanket amendments, changes, or modifications to the eligibility requirements or any other provisions of, or terminating, any Employee Benefit Plan at any time (whether during or after the Employment Period), and Employee's participation in or entitlement under any such Employee Benefit Plan shall at all times be subject in all respects thereto. The Company shall provide Employee a car and driver for the first twelve (12) months of the Employment Period, provided that
(x) the amounts so paid will be deducted in the calculation of IDE Income and
(y) the salary of the driver and the specific car are approved, in advance, by the Chief Executive Officer of IFG.

VACATION: Paid vacation of twenty (20) days during each calendar year during the Employment Period (pro-rated for partial years), to be taken at such time as is consistent with the needs of the Company as reasonably determined by Employee.

EXPENSE REIMBURSEMENT: Reimbursement of Employee for all reasonable out-of-pocket expenses and are incurred by Employee in connection with the performance of his duties hereunder, including mileage for business travel, professional activities and membership fees and

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dues relating to professional organizations of which Employee is directed to be a member by the Supervisory Officer, expenses required for licensing of Employee and business related cell phone expenses in accordance with the Company's written policies and procedures, all upon the approval of the Supervisory Officer or his designee and the presentation of appropriate documentation therefor in accordance with the then regular procedures of the Company.